FUSION	Jonscott Turco
CONTACT:	212-201-2401 jturco@fusiontel.com

Fusion Reports Second Quarter 2007 Results

NEW YORK, August 14, 2007 -- Fusion (Amex: FSN) today announced financial results for the quarter ended June 30, 2007.

Recent Highlights:

■	Increased Consolidated Revenues 30% over prior year;
■	Improved Adjusted EBITDA 23%, an improvement for third consecutive quarter;
■	Received investment of $0.7 million and signed strategic agreement with DigitalFX International;
■	Increased consumer product sales by over 30% from first quarter 2007;
■	Completed launch of Corporate VoIP services;
■	Launched Efonica Mobilink service in Jordan;
■	Launched Internet Café VOIP solution;
■	Completed final round of convertible preferred stock private placement financing, raising $8.0 million in total, and $4.1 million in Q2 including the strategic investment from DigitalFX;
■	Completed sale of 49% equity share of Estel Communications Pvt., LTD, recognizing gain on sale of $0.9 million and receiving proceeds of $0.5 million;
■	Decreased Selling, General and Administrative 17% from prior year expenses, an improvement for fourth consecutive quarter.

Fusion reported Consolidated Revenues of $13.7 million for the quarter ended June 30, 2007. This represented an increase of 30% compared to revenues of $10.5 million for the quarter ended June 30, 2006, and a 4.1% increase over the prior quarter's revenues. The increase over the prior year and the prior quarter was attributed to an increase in the Company’s Voice to Carrier segment, which increased 39% for the second quarter of 2007 compared to the second quarter of 2006, and 4.6% compared to the prior quarter.

Selling, general and administrative costs decreased 17% from the second quarter of 2006, showing improvement for the fourth consecutive quarter. The decrease was attributable to the Company’s continuing focus on cost containment. Advertising and Marketing also decreased 92% or $0.3 million from the second quarter of 2006.

Commenting on the results, Matthew Rosen, President and Chief Executive Officer of Fusion, said, “The second quarter was another period of significant progress for Fusion with over 30% growth in consumer and corporate sales, the launch of several new compelling services, and the establishment of a strong strategic partnership with DigitalFX to integrate our services within a suite of multimedia product offerings and sell through their existing distribution channels. Moving forward, Fusion will continue to drive growth through our key business partnerships and growing suite of exciting product offerings, while maximizing our infrastructure capabilities and corporate efficiencies”.

The Company recognized a gain of $0.9 million from the sale of its equity investment in Estel Communications Pvt., LTD, as well as proceeds from the sale of approximately $0.5 million.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and specific nonrecurring and non-cash adjustments) improved for the third consecutive quarter. The improvement was $0.6 million, or 23%, to ($2.2) million, compared to Adjusted EBITDA of ($2.8) million for the second quarter of 2006.

Fusion also reported an improvement in net loss of 36%, or $1.0 million, compared to the second quarter of the prior year. For the second quarter of 2007, Fusion’s net loss was ($1.8) million or ($0.07) per share compared to a net loss of ($2.8) million or ($0.10) per share during the quarter ended June 30, 2006.

The Company completed the second round of its private placement offering, which raised $3.375 million in financing, and also completed the over-allotment option of the private placement, raising an additional $0.745 million, which included $0.7 million from a strategic investment from DigitalFX.

As of June 30, 2007, the Company had current assets of $8.0 million compared to $10.6 million as of December 31, 2006. This included cash and cash equivalents of $1.3 million and accounts receivable of $5.9 million at June 30, 2007, compared to $2.7 million and $6.7 million, respectively, as of December 31, 2006. The decrease in cash is primarily a result of cash used in operations.

Total Liabilities and Stockholders' equity at June 30, 2007 was $24.7 million compared to $27.6 million as of December 31, 2006.

Use of Non-GAAP Financial Measures:

The Company believes that EBITDA (earnings before interest, taxes, depreciation and amortization) is useful to investors because it is commonly used in the communications industry to analyze companies on the basis of operating performance and leverage. The Company also believes that EBITDA provides investors with a measure of the Company's operational and financial progress that corresponds with the measurements used by management as a basis for allocating resources and making other operating decisions. Adjusted EBITDA provides an adjusted view of EBITDA that takes into account certain significant nonrecurring transactions, such as impairment losses associated with divested businesses and forgiveness of debt, which vary significantly between periods and are not recurring in nature. Although the Company uses Adjusted EBITDA as one of several financial measures to assess its operating performance, its use is limited as it excludes certain significant operating expenses. EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period presented, nor have they been presented as an alternative to operating income or as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with Generally Accepted Accounting Principles (GAAP). Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, which can be viewed under the heading "Reconciliation of Net Income (Loss) to Adjusted EBITDA", immediately following the Consolidated Statements of Operations included in this press release.

Earnings Conference call

Management has scheduled a conference call for 1:00 pm Eastern Time on August 14, 2007 to review the Company's second quarter results. To listen to the conference call, please dial 888-202-2422 at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the Internet at the Company’s website at www.fusiontel.com. Please allow extra time prior to the call to visit the website and download the necessary software to listen to the Internet broadcast.

For interested individuals unable to join the conference call, a replay of the call will be available through August 21, 2007, at (888) 203-1112 (domestic) or (719) 457-0820 (International), (Passcode: 6895148). The online replay of the conference call is available via webcast for one year following the call.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended
	June 30,
	2007	2006
	(Un-Audited)	(Audited)
Revenues	$13,744,209	$10,543,112
Operating expenses:
Cost of revenues	12,751,750	9,382,411
Depreciation and amortization	418,635	247,302
Selling, general and administrative expenses	3,269,297	3,960,763
Advertising and Marketing	23,571	301,759
Total operating expenses	16,463,253	13,892,235
Operating loss	(2,719,044)	(3,349,123)
Other income (expense)
Interest income (expense), net	2,526	72,603
Gain (loss) on debt forgiveness	-	465,854
Gain (loss) on sale of other assets	937,578	-
Loss from investment in Estel	(15,000)	(33,080)
Other	13,501	48,758
Minority interests	-	2,235
Total other income (expense)	938,605	556,370
Loss from continuing operations	(1,780,439)	(2,792,753)

Income (loss) from discontinued operations	-	(8,938)

Net loss	$(1,780,439)	$(2,801,691)

Losses applicable to common stockholders
Loss from continuing operations	$(1,780,439)	$(2,792,753)
Preferred stock dividends	-	-
Net loss applicable to common stockholders
from continuing operations	(1,780,439)	(2,792,753)
Income from discontinued operations	-	(8,938)
Net loss applicable to common stockholders	$(1,780,439)	$(2,801,691)

Basic and diluted net loss per common share:
Loss from continuing operations	$(0.07)	$(0.10)
Income (loss) from discontinued operations	-	-
Net loss applicable to common stockholders	$(0.07)	$(0.10)

Weighted average shares outstanding
Basic and diluted	26,958,965	26,894,211

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

	June 30, 2007	December 31, 2006
	(Un-Audited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$1,316,698	$2,743,155
Accounts receivable, net of allowance	5,852,841	6,743,753
Restricted cash	-	365,000
Prepaid expenses and other current assets	687,184	622,207
Assets held for sale	129,231	129,231
Total current assets	7,985,954	10,603,346
Property and equipment, net	6,281,576	6,422,016
Other assets
Security deposits	72,867	141,868
Restricted cash	416,566	416,566
Goodwill	4,971,221	4,971,221
Intangible assets, net	4,895,427	4,913,360
Other assets	98,499	104,923
Total other assets	10,454,580	10,547,938
TOTAL ASSETS	$24,722,110	$27,573,300

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Long-term debt, current portion	$150,000	$150,000
Capital and equipment financing lease obligations, current portion	1,036,375	1,066,746
Accounts payable and accrued expenses	9,733,331	11,461,112
Investment in Estel	-	554,286
Liabilities of discontinued operations	15,819	95,085
Total current liabilities	10,935,525	13,327,229
Long-term liabilities
Other long-term liabilities	734,790	800,113
Total long-term liabilities	734,790	800,113

Minority interests	-	-
Stockholders' equity (deficit)
Preferred stock, Class A-1, A-2, A-3 & A-4	80	39
Common stock	269,590	269,590
Common stock, Class A	-	-
Capital in excess of par value	118,759,981	114,514,725
Accumulated deficit	(105,947,856)	(101,338,396)
Total stockholders' equity (deficit)	13,081,795	13,445,958
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$24,752,110	$27,573,300

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended
	June 30,
	2007	2006
	(Un-Audited)	(Audited)
Net loss	$(1,780,439)	$(2,801,691)
Income from discontinued operations	-	8,938
Loss from continuing operations	(1,780,439)	(2,792,753)
Adjustments:
Interest (income) expense, net	(2,526)	(72,603)
Depreciation and amortization	418,635	247,302
EBITDA	(1,364,330)	(2,618,054)
Adjustments:
(Gain) loss on debt forgiveness	-	(465,854)
(Gain) loss on sale of other assets	(937,578)	-
Loss on impairment	-	-
Non Cash Compensation	144,416	282,931
Adjusted EBITDA	$(2,157,492)	$(2,800,977)